Exhibit 99.01.1

* * * * * * * * * * * * * * * * * * * *
IN THE MATTER OF:

GREGORY RICHARD IMBRUCE
CRD No. 4392235
HUNTON OIL PARTNERS LP
HUNTON OIL GENPAR LLC
GIDDINGS OIL & GAS LP
GIDDINGS GENPAR LLC
ASYM ENERGY FUND III LP
ASYM CAPITAL III LLC
    (Collectively "Respondents")

* * * * * * * * * * * * * * * * * * * *
* * * * * * * * * * * * * * * * *	ORDER TO CEASE AND DESIST NOTICE OF INTENT TO FINE AND NOTICE OF RIGHT TO HEARING DOCKET NO. CF-13-8064-S

I. PRELIMINARY STATEMENT

1.
The Banking Commissioner (“Commissioner”) is charged with the administration of Chapter 672a of the General Statutes of Connecticut, the Connecticut Uniform Securities Act (“Act”), and Sections 36b-31-2 to 36b-31-33, inclusive, of the Regulations of Connecticut State Agencies (“Regulations”) promulgated under the Act.

2.
Pursuant to Section 36b-26(a) of the Act, the Commissioner, through the Securities and Business Investments Division (“Division”) of the Department of Banking, has conducted an investigation into the activities of Respondents to determine if Respondents have violated, are violating or are about to violate provisions of the Act or Regulations (“Investigation”).

3.	As a result of the Investigation, the Commissioner has reason to believe that Respondents have violated certain provisions of the Act and Regulations.
4.	As a result of the Investigation, the Commissioner has the authority to issue a cease and desist order against Respondents pursuant to Section 36b-27(a) of the Act.
5.	As a result of the Investigation, the Commissioner has the authority to impose a fine upon Respondents pursuant to Section 36b-27(d) of the Act.

II.  RESPONDENTS

6.
Hunton Oil Partners LP (“Hunton LP”) is an investment fund and Delaware limited partnership formed on September 17, 2009.  Hunton LP’s principal place of business and address last known to the Commissioner is 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901.

7.
Hunton Oil Genpar LLC (“Hunton Genpar”) is a Delaware limited liability company formed on September 10, 2009.  Hunton Genpar’s principal place of business and address last known to the Commissioner is 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901.  At all times pertinent hereto, Hunton Genpar has been the general partner of Hunton LP, and has rendered investment advisory services to Hunton LP.

8.
Giddings Oil & Gas LP (“Giddings LP”) is an investment fund and Delaware limited partnership formed on October 23, 2009.  Giddings LP’s principal place of business and address last known to the Commissioner is 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901.

9.
Giddings Genpar LLC (“Giddings Genpar”) is a Delaware limited liability company formed on October 23, 2009.  Giddings Genpar’s principal place of business and address last known to the Commissioner is 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901.  At all times pertinent hereto, Giddings Genpar has been the general partner of Giddings LP, and has rendered investment advisory services to Giddings LP.

10.
Hunton Genpar and Giddings Genpar shared the same manager:  Glenrose Holdings LLC (“Glenrose LLC”), a Delaware limited liability company controlled by Respondent Imbruce.  Glenrose LLC was also the sole voting member of each entity.

11.
Asym Energy Fund III LP (“Asym LP”) is an investment fund and Delaware limited partnership formed on July 8, 2010.  Asym LP’s principal place of business and address last known to the Commissioner is 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901.

12.
Asym Capital III LLC (“Asym Genpar”) is a Delaware limited liability company whose principal place of business and address last known to the Commissioner is 1055 Washington Boulevard, Suite 410, Stamford, CT 06901.  At all times pertinent hereto, Asym Genpar has been the general partner of Asym LP, and has rendered investment advisory services to Asym LP.  Asym Energy Investments LLC (“Asym LLC”), a Delaware limited liability company controlled by Respondent Imbruce, was the manager and sole member of Asym Genpar.  Glenrose LLC was the sole member and manager of Asym LLC.

13.
Gregory Richard Imbruce (“Imbruce”) is an individual whose address last known to the Commissioner is 131 Thurton Drive, New Canaan, Connecticut 06840.  From June 5, 2001 to March 7, 2005, Imbruce was registered under the Act as a broker-dealer agent of Jeffries LLC (CRD No. 2347) (“Jeffries”).  More recently, Imbruce was registered with FINRA from April 25, 2006 to March 11, 2008 as a general securities representative of Bernard L. Madoff Investment Securities LLC (“Madoff Securities”) (CRD No. 2625).  On January 7, 2011 a FINRA Hearing Panel issued a decision finding that Imbruce, while employed at Madoff Securities, willfully violated Rule 105 of Regulation M under the Securities Exchange Act of 1934 by purchasing securities during a public offering and then short selling such securities during the restricted period.  The FINRA Hearing Panel suspended Imbruce from association with any FINRA member in any capacity for 30 business days, fined Imbruce $50,000 and ordered Imbruce to pay costs in the amount of $3,903.70.  Department of Market Regulation v. Gregory Richard Imbruce, Disciplinary Proceeding No. 20080121376, FINRA Office of Hearing Officers, Hearing Panel Decision (January 7, 2011).  Imbruce appealed the Hearing Panel Decision to FINRA’s National Adjudicatory Council, which, on March 7, 2012, affirmed the Hearing Panel’s findings of liability against Imbruce, but reduced the fine to $5,000 and decreased the length of Imbruce’s suspension to 10 business days running from May 7, 2012 to May 18, 2012.  Department of Market Regulation v. Gregory Richard Imbruce, Complaint No. 2008012137601, FINRA National Adjudicatory Council, Decision (March 7, 2012).

III.  STATEMENT OF FACTS

Respondents' Ownership Structure

14.
Imbruce formed Hunton LP, Giddings LP and Asym LP to invest in oil and natural gas properties in Oklahoma and Texas.  Imbruce formed Hunton Genpar, Giddings Genpar and Asym Genpar to serve as the general partners of Hunton LP, Giddings LP and Asym LP, respectively.

15.
Imbruce, in turn, formed Glenrose LLC to serve as the manager and sole member of Hunton Genpar and Giddings Genpar.  Imbruce is and was the managing member and majority owner of Glenrose LLC.  As such, Imbruce controlled and was essentially the alter ego of Hunton Genpar and Giddings Genpar.  At all times relevant hereto, Imbruce was also the president of Hunton Genpar and Giddings Genpar and exercised complete control and all decision making for both entities.

16.
Similarly, Imbruce formed Asym LLC to serve as the manager and sole member of Asym Genpar.  At all times relevant hereto, Imbruce was the president of Asym LLC as well as Asym Genpar and exercised complete control and all decision making for both entities.

17.
Hunton LP has approximately nine limited partners who have made approximately $1.3 million in capital contributions.  Pursuant to the Agreement of Limited Partnership of Hunton Oil Partners LP (“Hunton LP Agreement”), Hunton Genpar, as the general partner of Hunton LP, was entitled to an annual management fee equal to 2% of all capital contributions made to Hunton LP, as well as a distribution based on a percentage of the rate of return generated from the oil wells and/or natural gas properties.

18.
Giddings LP has approximately fourteen limited partners who have made approximately, $7.9 million in capital contributions.  Pursuant to the Agreement of Limited Partnership of Giddings Oil & Gas LP (“Giddings LP Agreement”), Giddings Genpar, as the general partner of Giddings LP, was entitled to an annual management fee equal to 2% of all capital contributions made to Giddings LP, as well as a distribution based on a percentage of the rate of return generated from the oil wells and/or natural gas properties.

19.
Asym LP has approximately nineteen limited partners, who have made approximately $5.3 million in capital contributions.  Pursuant to the Agreement of Limited Partnership of Asym Energy Fund III LP (“Asym LP Agreement”), Asym Genpar, as the general partner of Asym LP, was entitled to an annual management fee equal to 2% of the capital contributions made to Asym LP, as well as a distribution based on a percentage of the rate of return generated from the oil wells and/or natural gas properties.

Unregistered Securities Activities

20.
From approximately September 2009 to approximately January 2010, Hunton LP offered and sold from Connecticut approximately $1.3 million of Hunton LP units, which securities were not registered in Connecticut under Section 36b-16 of the Act, nor were they exempt from registration under Section 36b-21 of the Act, nor were they the subject of a filed exemption claim or claim of covered security status.  Imbruce offered and sold a portion of the aforementioned Hunton LP units to investors.

21.
From approximately November 2009 to approximately July 2011, Giddings LP offered and sold from Connecticut approximately $7.9 million of Giddings LP units, which securities were not registered in Connecticut under Section 36b-16 of the Act, nor were they exempt from registration under Section 36b-21 of the Act, nor were they the subject of a filed exemption claim or claim of covered security status.   Imbruce offered and sold a portion of the aforementioned Giddings LP units to investors.

22.
From approximately August 2010 to approximately December 2012, Asym LP offered and sold from Connecticut approximately $5.3 million of Asym LP units.  Imbruce offered and sold a portion of the aforementioned Asym LP units to investors.  Although Asym LP filed with the Commissioner a Notice of Sale of Securities pursuant to Rule 506 of Regulation D on November 17, 2010, Section 36b-21(e) of the Act required Asym LP to make its notice filing within 15 days after the first sale in Connecticut, which was on or about August 5, 2010.  Therefore Asym LP failed to make its notice filing within the prescribed time frame set forth in Section 36b-21(e) of the Act.

23.
From approximately September 2009 to the present, Hunton Genpar transacted business as an investment adviser by giving securities-related investment advice, through Imbruce, to Hunton LP for compensation without being registered as an investment adviser under the Act.

24.
From approximately November 2009 to the present, Giddings Genpar transacted business as an investment adviser by giving securities-related investment advice, through Imbruce, to Giddings LP for compensation without being registered as an investment adviser under the Act.

25.
From approximately July 2010 to the present, Asym Genpar transacted business as an investment adviser by giving securities-related investment advice, through Imbruce, to Asym LP for compensation without being registered as an investment adviser under the Act.

26.	From approximately September 2009 to the present, Hunton Genpar, while transacting business as an investment adviser, engaged Imbruce as an unregistered investment adviser agent.
27.	From approximately November 2009 to the present, Giddings Genpar, while transacting business as an investment adviser, engaged Imbruce as an unregistered investment adviser agent.
28.	From approximately July 2010 to the present, Asym Genpar, while transacting business as an investment adviser, engaged Imbruce as an unregistered investment adviser agent.
29.
From approximately September 2009 to the present, Imbruce transacted business as an investment adviser agent of Hunton Genpar by providing investment advice on securities to Hunton LP for compensation without being registered as an investment adviser agent under the Act.

30.
From approximately November 2009 to the present, Imbruce transacted business as an investment adviser agent of Giddings Genpar by providing investment advice on securities to Giddings LP for compensation without being registered as an investment adviser agent under the Act.

31.
From approximately July 2010 to the present, Imbruce transacted business as an investment adviser agent of Asym Genpar by providing investment advice on securities to Asym LP without being registered as an investment adviser agent under the Act.

Fraud in Connection with the Offer and Sale of Any Security

32.
Imbruce, alone and on behalf of Giddings Genpar and Asym Genpar, the general partners of Giddings LP and Asym LP, respectively, failed to disclose material facts to several of the prospective limited partners of Giddings LP and Asym LP.  Specifically, Imbruce, alone and on behalf of Giddings Genpar and Asym Genpar, failed to disclose that:  (a) on February 26, 2010, FINRA instituted a regulatory action against Imbruce relating to his activities while he was employed at Madoff Securities; (b) on January 7, 2011, a FINRA Hearing Panel found that Imbruce willfully violated Rule 105 of Regulation M under the Exchange Act while Imbruce was working at Madoff securities, and suspended Imbruce from the securities industry for ten business days and ordered Imbruce to pay a fine of $5,000 and costs of $3,903.70; and (c) on February 1, 2011, the National Adjudicatory Council of FINRA affirmed the FINRA Hearing Panel’s January 7, 2011, decision.  FINRA’s regulatory action against Imbruce and its disposition were material facts that should have [been] disclosed by Imbruce, on behalf of Giddings Genpar and Asym Genpar, to all of the prospective limited partners of Giddings LP and Asym LP.

33.	To induce several prospective limited partners of Hunton LP to invest, Imbruce represented to them that he (Imbruce) personally invested in Hunton LP. That representation was false.
34.	To induce several prospective limited partners of Giddings LP to invest, Imbruce represented to them that he (Imbruce) personally invested in Giddings LP. That representation was false.
35.	To induce several prospective limited partners of Asym LP to invest, Imbruce represented to them that he (Imbruce) personally invested in Asym LP. That representation was false.
36.
In the Hunton LP Subscription Agreement, Imbruce, acting on behalf of Hunton Genpar, represented that all applicable blue sky registration requirements had been complied with, which representation was false.

37.
In the Giddings LP Subscription Agreement, Imbruce, acting on behalf of Giddings Genpar, represented that all applicable blue sky registration requirements had been complied with, which representation was false.

38.
In connection with their investment in Giddings LP, several prospective limited partners relied upon the representation in the Giddings LP Agreement that Giddings Genpar would provide each limited partner with the documentation necessary to file his or her federal, state and local taxes.  In reality, Imbruce, acting on behalf of Giddings Genpar, failed to provide the documentation necessary to allow each limited partner to file his or her federal income taxes.

Material Misleading Statement Made to the Division

39.
During the Division’s Investigation, Imbruce stated to the Division that he (Imbruce) would produce certain documents in response to the Division’s request made pursuant to Section 36b-26 of the Act.  To date, Imbruce has failed to provide the Division with one or more requested documents despite Imbruce’s statement to the Division that he would do so.

Employing an Unregistered Agent of Issuer

40.
In approximately September 2010, in connection with the offer and/or sale of Asym LP units, Asym Genpar entered into an Introducer Agreement (finder’s agreement) with a non-respondent (the “Finder”).  Pursuant to the Introducer Agreement, Asym Genpar agreed to pay the Finder a percentage of Asym Genpar’s management fee in exchange for the Finder referring and soliciting potential investors for the purchase of Asym Genpar units.  Asym Genpar, as the general partner of Asym Genpar, paid the Finder approximately $5,000 for soliciting and referring at least one investor to Asym LP.

IV.  STATUTORY AND REGULATORY BASIS FOR

ORDER TO CEASE AND DESIST

AND ORDER IMPOSING FINE

a.  Violation of Section 36b-16 of the Act by

Hunton LP, Giddings LP, and Asym LP -

Offer and/or Sale of Unregistered Securities

41.	Paragraphs 1 through 40, inclusive, are incorporated and made a part hereof as if more fully set forth herein.
42.
Hunton LP, Giddings LP and Asym LP offered and sold securities from Connecticut to at least one investor, as more fully described in paragraphs 14 through 22, inclusive, which securities were not registered in Connecticut under the Act, as more fully described in paragraphs 20 through 22, inclusive.  The offer and sale of such securities absent registration constitutes a violation of Section 36b-16 of the Act, which forms a basis for an order to cease and desist to be issued against Hunton LP, Giddings LP and Asym LP under Section 36b-27(a) of the Act, and for the imposition of a fine upon Hunton LP, Giddings LP and Asym LP under Section 36b-27(d) of the Act.

b.  Violation of Section 36b-6(c)(1) of the Act by

Hunton Genpar, Giddings Genpar and Asym Genpar –

Unregistered Investment Adviser

43.	Paragraphs 1 through 42, inclusive, are incorporated and made a part hereof as if more fully set forth herein.
44.
Hunton Genpar, Giddings Genpar and Asym Genpar each transacted business as an investment adviser in Connecticut absent registration, as more fully described in paragraphs 14 through 25, inclusive.  Such conduct constitutes a violation of Section 36b-6(c)(1) of the Act, which forms a basis for an order to cease and desist to be issued against Hunton Genpar, Giddings Genpar and Asym Genpar under Section 36b-27(a) of the Act, and for the imposition of a fine upon Hunton Genpar, Giddings Genpar and Asym Genpar under Section 36b-27(d) of the Act.

c.  Violation of Section 36b-6(c)(2) of the Act by Imbruce –

Unregistered Investment Adviser Agent

45.	Paragraphs 1 through 44, inclusive, are incorporated and made a part hereof as if more fully set forth herein.
46.
Imbruce transacted business as an investment adviser agent of Hunton Genpar, Giddings Genpar and Asym Genpar in Connecticut absent registration, as more fully described in paragraphs 29 through 31, inclusive.  Such conduct constitutes a violation of Section 36b-6(c)(2) of the Act, which forms a basis for an order to cease and desist to be issued against Imbruce under Section 36b-27(a) of the Act, and for the imposition of a fine upon Imbruce under Section 36b-27(d) of the Act.

d.  Violation of Section 36b-6(c)(3) of the Act by

Hunton Genpar, Giddings Genpar and Asym Genpar –

Engaging an Unregistered Investment Adviser Agent

47.	Paragraphs 1 through 46, inclusive, are incorporated and made a part hereof as if more fully set forth herein.
48.
Hunton Genpar, Giddings Genpar and Asym Genpar each engaged an unregistered investment adviser agent, as described more fully in paragraphs 14 through 31, inclusive.  Such conduct constitutes a violation of Section 36b-6(c)(3) of the Act, which forms a basis for an order to cease and desist to be issued against Hunton Genpar, Giddings Genpar and Asym Genpar under Section 36b-27(a) of the Act and the imposition of a fine upon Hunton Genpar, Giddings Genpar and Asym Genpar pursuant to Section 36b-27(d) of the Act.

e.  Violation of Section 36b-4(a) of the Act by Respondents –

Fraud in Connection with the Offer and Sale of any Security

49.	Paragraphs 1 through 48, inclusive, are incorporated and made a part hereof as if more fully set forth herein.
50.
The conduct of Respondents, as more fully described in paragraphs 6 through 13, inclusive, 20 through 22, inclusive, and 32 through 38, inclusive, constitutes, in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person.  Such conduct constitutes a violation of Section 36b-4(a) of the Act, which forms a basis for an order to cease and desist to be issued against Respondents under Section 36b-27(a) of the Act, and for the imposition of a fine upon Respondents under Section 36b-27(d) of the Act.

f.  Violation of Section 36b-23 of the Act by Imbruce –

Material Misleading Statement Made to the Division

51.	Paragraphs 1 through 50, inclusive, are incorporated and made a part hereof as if more fully set forth herein.
52.
Imbruce made a statement to the Division that was, at the time and in light of the circumstances under which it was made, misleading in a material respect, as more fully described in paragraph 39.  Such conduct constitutes a violation of Section 36b-23, which forms a basis for an order to cease and desist to be issued against Imbruce pursuant to Section 36b-27(a) of the Act, and the imposition of a fine upon Imbruce pursuant to Section 36b-27(d) of the Act.

g.  Violation of Section 36b-6(b) of the Act by Asym LP –

Employing Unregistered Agent of Issuer

53.	Paragraphs 1 through 52, inclusive, are incorporated and made a part hereof as if more fully set forth herein[.]
54.
Asym LP employed an unregistered agent of issuer in this state, as more fully described in paragraph 40.  Such conduct constitutes a violation of Section 36b-6(b) of the Act, which forms a basis for an order to cease and desist to be issued against Asym LP under Section 36b-27(a) of the Act, and for the imposition of a fine upon Asym LP under Section 36b-27(d) of the Act[.]

V.  ORDER TO CEASE AND DESIST, NOTICE OF INTENT TO FINE

AND NOTICE OF RIGHT TO HEARING

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, GREGORY RICHARD IMBRUCE has committed at least one violation of Section 36b-6(c)(2) of the Act, at least one violation of Section 36b-4(a) of the Act, and at least one violation of Section 36b-23 of the Act;

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, HUNTON OIL PARTNERS LP has committed at least one violation of Section 36b-16 of the Act and at least one violation of Section 36b-4(a) of the Act;

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, HUNTON OIL GENPAR LLC has committed at least one violation of Section 36b-6(c)(1) of the Act, at least one violation of Section 36b-6(c)(3) of the Act and at least one violation of Section 36b-4(a) of the Act;

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, GIDDINGS OIL & GAS LP has committed at least one violation of Section 36b-16 of the Act and at least one violation of Section 36b-4(a) of the Act;

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, GIDDINGS GENPAR LLC has committed at least one violation of Section 36b-6(c)(1) of the Act, at least one violation of Section 36b-6(c)(3) of the Act, and at least one violation of Section 36b-4(a) of the Act;

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, ASYM ENERGY FUND III LP committed at least one violation of Section 36b-16 of the Act, at least one violation of Section 36b-4(a) of the Act and at least one violation of Section 36b-6(b) of the Act;

WHEREAS, as a result of the Investigation, the Commissioner finds that, with respect to the activity described herein, ASYM CAPITAL III LLC has committed at least one violation of Section 36b-6(c)(1) of the Act, at least one violation of Section 36b-6(c)(3) of the Act and at least one violation of Section 36b-4(a) of the Act;

WHEREAS, notice is hereby given to each Respondent that the Commissioner intends to impose a maximum fine not to exceed one hundred thousand dollars ($100,000) per violation upon each Respondent;

WHEREAS, the Commissioner further finds that the issuance of an Order to Cease and Desist and the imposition of a fine upon Respondents is necessary or appropriate in the public interest or for the protection of investors and consistent with the purposes fairly intended by the policies and provisions of the Act;

WHEREAS, the Commissioner ORDERS that GREGORY RICHARD IMBRUCE CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) transacting business as an investment adviser agent in Connecticut absent registration under the Act; (2) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person; [and] (3) making statements to the Division that are, at the time and in light of the circumstances under which they are made, misleading in a material respect;

WHEREAS, the Commissioner ORDERS that HUNTON OIL PARTNERS LP CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) offering and selling unregistered securities in or from Connecticut; and (2) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person;

WHEREAS, the Commissioner ORDERS that HUNTON OIL GENPAR LLC CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) transacting business as an investment adviser in Connecticut absent registration; (2) engaging an unregistered investment adviser agent; and (3) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person;

WHEREAS, the Commissioner ORDERS that GIDDINGS OIL & GAS LP CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) offering and selling unregistered securities in or from Connecticut; and (2) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person;

WHEREAS, the Commissioner ORDERS that GIDDINGS GENPAR LLC CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) transacting business as an investment adviser in Connecticut absent registration; (2) engaging an unregistered investment adviser agent; and (3) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person;

WHEREAS, the Commissioner ORDERS that ASYM ENERGY FUND III LP CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) offering and selling unregistered securities in or from Connecticut; (2) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person; and (3) employing an unregistered agent of issuer in this state;

WHEREAS, the Commissioner ORDERS that ASYM CAPITAL III LLC CEASE AND DESIST from directly or indirectly violating the provisions of the Act, including without limitation:  (1) transacting business as an investment adviser in Connecticut absent registration; (2) engaging an unregistered investment adviser agent; and (3) in connection with the offer, sale or purchase of any security, directly or indirectly employing a device, scheme or artifice to defraud, making an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or engaging in an act, practice or course of business which operates as a fraud or deceit upon any person;

THE COMMISSIONER FURTHER ORDERS THAT, pursuant to Section 36b-27 of the Act, each Respondent will be afforded an opportunity for a hearing on the allegations set forth above if a written request for a hearing is received by the Department of Banking, Securities and Business Investments Division, 260 Constitution Plaza, Hartford, Connecticut 06103-1800 within fourteen (14) days following each Respondent’s receipt of this Order.  The enclosed Appearance and Request for Hearing Form must be completed and mailed to the above address.  If any Respondent will not be represented by an attorney at the hearing, please complete the Appearance and Request for Hearing Form as “pro se”.  Once a written request for a hearing is received, the Commissioner may issue a notification of hearing and designation of hearing officer that acknowledges receipt of a request for a hearing, designates a presiding officer and sets the date of the hearing in accordance with Section 4-177 of the General Statutes of Connecticut and Section 36a-1-21 of the Regulations.  If a hearing is requested, the hearing will be held on February 26, 2014, at 10 a.m., at the Department of Banking, 260 Constitution Plaza, Hartford, Connecticut.

The hearing will be held in accordance with the provisions of Chapter 54 of the General Statutes of Connecticut.  At such hearing, each Respondent will have the right to appear and present evidence, rebuttal evidence and argument on all issues of fact and law to be considered by the Commissioner.

This Order to Cease and Desist shall remain in effect and become permanent against any Respondent that fails to request a hearing within the prescribed time period or fails to appear at any such hearing.

The Commissioner may order that the maximum fine be imposed upon any Respondent that fails to request a hearing within the prescribed time period or fails to appear at any such hearing.

Dated at Hartford, Connecticut,	______/s/________
this 17th day of December 2013.	Howard F. Pitkin
Banking Commissioner

CERTIFICATION

I hereby certify that on this 17th day of December 2013, the foregoing Order to Cease and Desist, Notice of Intent to Fine and Notice of Right to Hearing was sent by certified mail, return receipt requested, to:  Gregory Richard Imbruce, 131 Thurton Drive, New Canaan, Connecticut 06840, certified mail no. 7012 3050 0002 1692 6279; Hunton Oil Partners LP, 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901, certified mail no. 7012 3050 0002 1692 6286; Hunton Oil Genpar LLC, 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901, certified mail no. 7012 3050 0002 1692 6293; Giddings Oil & Gas LP, 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901, certified mail no. 7012 3050 0002 1692 6309; Giddings Genpar LLC, 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901, certified mail no. 7012 3050 0002 1692 6316; Asym Energy Fund III LP, 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901, certified mail no. 7012 3050 0002 1692 6323; Asym Capital III LLC, 1055 Washington Boulevard, Suite 410, Stamford, Connecticut 06901, certified mail no. 7012 3050 0002 1692 6330; and Richard Slavin, Esq., Cohen & Wolf, 320 Post Road West, Westport, Connecticut 06880, certified mail no. 7012 3050 0002 1692 6347.

______/s/__________
Elena Zweifler
Prosecuting Attorney